									Exhibit 99.2

Apple Inc.
Q2 2017 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q2 2017		Q1 2017		Q2 2016		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$21,157		$31,968		$19,096		-34%		11%
Europe		12,733		18,521		11,535		-31%		10%
Greater China		10,726		16,233		12,486		-34%		-14%
Japan		4,485		5,766		4,281		-22%		5%
Rest of Asia Pacific		3,795		5,863		3,159		-35%		20%
Total Apple		$52,896		$78,351		$50,557		-32%		5%

	Q2 2017		Q1 2017		Q2 2016		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	50,763	$33,249	78,290	$54,378	51,193	$32,857	-35%	-39%	-1%	1%
iPad (1)	8,922	3,889	13,081	5,533	10,251	4,413	-32%	-30%	-13%	-12%
Mac (1)	4,199	5,844	5,374	7,244	4,034	5,107	-22%	-19%	4%	14%
Services (2)		7,041		7,172		5,991		-2%		18%
Other Products (1)(3)		2,873		4,024		2,189		-29%		31%
Total Apple		$52,896		$78,351		$50,557		-32%		5%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)		Includes revenue from Digital Content and Services, AppleCare, Apple Pay, licensing and other services.
(3)		Includes sales of Apple TV, Apple Watch, Beats products, iPod and Apple-branded and third-party accessories.